As filed with the Securities and Exchange Commission on February 14, 2024

Registration No. 333-271362

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bakkt Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-1550750
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10000 Avalon Boulevard, Suite 1000

Alpharetta, Georgia 30009

(678) 534-5849

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gavin Michael

Chief Executive Officer

10000 Avalon Boulevard, Suite 1000

Alpharetta, Georgia 30009

(678) 534-5849

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Matthew Lyons Austin D. March Wilson Sonsini Goodrich & Rosati, Professional Corporation 900 S. Capital of Texas Highway Las Cimas IV, 5th Floor Austin, TX 78746 (512) 338-5400	Marc D’Annunzio General Counsel 10000 Avalon Boulevard, Suite 1000 Alpharetta, Georgia 30009 (678) 534-5849

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 14, 2024

PROSPECTUS

Bakkt Holdings, Inc.

7,140,808 SHARES OF CLASS A COMMON STOCK

This prospectus relates to the offer by us of up to 7,140,808 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of Bakkt Holdings, Inc. (“we,” “us,” “our,” the “Company” or “Bakkt”) issuable upon the exercise of an aggregate of 7,140,808 warrants (the “Warrants”), each of which is exercisable at a price of $11.50 per share, issued as part of units in our initial public offering.

We will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. However, the exercise price of the Warrants is $11.50 per share, which exceeds $1.29, the closing price of our Class A Common Stock on the New York Stock Exchange (the “NYSE”) on February 5, 2024. The likelihood that warrant holders will exercise the Associated Warrants and any cash proceeds that we would receive is dependent upon the market price of our Class A Common Stock. If the market price for our Class A Common Stock is less than $11.50 per share, we believe warrant holders will be unlikely to exercise their Warrants. For more information, see the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

Our Class A Common Stock and our public warrants to purchase Class A Common Stock are listed on NYSE under the symbols “BKKT” and “BKKT WS,” respectively. On February 5, 2024, the last reported sale price for our Class A Common Stock was $1.29 per share.

We are an “emerging growth company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings.

Investing in these securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 7 of this prospectus and “Item 1A – Risk Factors” of our most recent Annual Report on Form 10-K and any Quarterly Report on Form 10-Q filed subsequently to such Form 10-K that is incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). This prospectus relates to the issuance by us of shares of Class A Common Stock issuable upon the exercise of the Warrants.

We have not authorized anyone to provide you with any information or to make any representations other than those contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on the respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus, any prospectus supplement or free writing prospectus, and the documents incorporated by reference therein, contain summaries of certain provisions contained in some of the documents described or incorporated by reference herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”

i

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed subsequently to such Form 10-K. Unless the context indicates otherwise, references in this prospectus to “Bakkt Holdings, Inc.,” “Bakkt,” the “Company,” “we,” “our” and “us” refer, collectively, to Bakkt Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries taken as a whole.

Overview

Founded in 2018, Bakkt operates technology that connects the digital economy by offering a platform for crypto and redeeming loyalty points. We enable our clients to deliver new opportunities to their customers through an interactive web experience or application programming interface (“API”) solutions that unlock crypto and drive loyalty. The global market for crypto, while nascent, is rapidly evolving and expanding. We believe we are well-positioned to provide secure, licensed product solutions and grow with this evolving market. We believe our platform is well positioned to power commerce by enabling consumers, brands, and financial institutions to better manage, transact with and monetize crypto in exciting new ways.

We provide, or are working to provide, simplified solutions focused in the following areas:

Crypto

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Custody. Our institutional-grade qualified custody solution caters to more experienced market participants, offering a highly secure and compliance-focused infrastructure. It also supports our consumer crypto infrastructure.

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Crypto Trading. Our platform provides consumers, businesses and institutions with the ability to buy, sell and store crypto in a simple, intuitive digital experience accessed via APIs or embedded web experience.

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Crypto Rewards. We are in the process of enabling clients of all sizes to offer loyalty and rewards to their customers in the form of crypto – either by earning crypto rewards, or by redeeming existing reward currencies, such as points or miles, into crypto.

Loyalty

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We offer a full spectrum of content that clients can make available to their customers when redeeming loyalty currencies, thus driving consumer loyalty and engagement. Our redemption solutions span a variety of rewards categories including merchandise (such as Apple products and services), gift cards and digital experiences.

Acquisition of Bakkt Crypto

On April 1, 2023, we completed the previously announced acquisition (the “Acquisition”) by Bakkt Marketplace, LLC, an indirect wholly owned subsidiary of the Company (“Bakkt Marketplace” and, together with Bakkt, the “Bakkt Parties”), of all of the membership interests in Apex Crypto LLC, a Delaware limited liability company (“Apex Crypto”), from Apex Fintech Solutions Inc., a Delaware corporation (“Seller” and, together with Apex Crypto, the “Seller Parties”), pursuant to the terms of a Membership Interest Purchase Agreement (as amended, the “Purchase Agreement”), dated as of November 2, 2022, by and among the Bakkt Parties and the Seller Parties. Additionally, effective as of April 1, 2023, the Company and the Seller entered into a Registration Rights Agreement, pursuant to which the Company is required to file with the SEC a registration statement for the resale of shares of Bakkt’s Class A common stock that may be issued as contingent consideration under the Purchase Agreement. The Registration Rights Agreement also provides holders of Registrable Securities (as defined therein) with certain customary piggyback registration rights.

Effective June 12, 2023, we changed the name of Apex Crypto to Bakkt Crypto Solutions, LLC (“Bakkt Crypto”). We expect to leverage Bakkt Crypto’s proprietary trading platform and existing relationships with liquidity providers to provide a wider range of crypto assets and competitive pricing to our customers. Bakkt Crypto complements our B2B2C growth strategy by broadening our business partnerships to broker-dealers, registered investment advisors, fintechs and neo-banks. Specifically, Bakkt Crypto offers customers the ability to purchase, sell, store and, in approved jurisdictions, deposit and withdraw approved crypto assets, all from within the applications of our clients with whom customers already have a relationship. Using Bakkt Crypto’s platform, customers can purchase approved crypto assets, store crypto assets in custodial wallets, liquidate their holdings, and transfer supported crypto assets between a custodial wallet maintained by Bakkt Crypto and external wallets in certain jurisdictions, if enabled by the client.

As part of our acquisition of Bakkt Crypto, we also acquired its agreements with more than 30 third-party partners pursuant to which the partners made Bakkt Crypto’s crypto asset trading service available to their customer base. The agreements with these third-party fintech partners (referred to as clients) provide for licensing of their front-end trading platforms by Bakkt Crypto and cooperation between the parties in facilitating customers’ transactions in crypto assets. Additionally, Bakkt Crypto is regularly exploring additional ways to innovate and provide additional products and services to its clients. We are actively pursuing opportunities to provide crypto asset trading services in jurisdictions outside of the United States, including the United Kingdom, Hong Kong, Spain and throughout Latin America, subject to applicable local regulatory approvals. Bakkt Crypto is currently live with customers in Spain, Mexico, Argentina, and Brazil through a partnership with a local client. Subject to applicable regulatory approvals, Bakkt Crypto intends to expand the provision of trading services for institutional clients.

For additional information, please see our Amended Form 10-Q, filed on February 14, 2024, that (i) amends and restates the disclosure in Part II, Item 1A “Risk Factors” to, among other things, add a description of certain risks resulting from changes to the Company’s business following the Acquisition, and (ii) amends and restates Part II, Item 5 to describe certain updates to the Company’s business activities following the Acquisition.

Liquidity and Going Concern

In the unaudited financial statements included in our quarterly report on Form 10-Q for the quarterly period ended September 30, 2023 (the “Original Form 10-Q”) filed on November 14, 2023 (the “Original 10-Q Filing Date”), we disclosed that subsequent to the filing of the Original Form 10-Q, and in connection with the filing of Amendment No. 3 to the Original Form 10-Q (the “Amended Form 10-Q”), we made the following determination regarding our ability to continue as a going concern using the information available to us as of the date of the filing of the Amended Form 10-Q.

We have incurred net losses and consumed cashflow from operations since our inception and continue to incur losses and consume cash through the date of the Amended Form 10-Q filing. We have historically relied on our existing cash and available-for-sale securities portfolio to fund operations. We do not have any long-term debt to service but have commitments under long-term cloud computing, lease and marketing contracts. We expect to continue to incur losses and consume cash for the foreseeable future, which, as of the date of filing of the Amended Form 10-Q, raised substantial doubt about our ability to continue as a going concern.

As of the date of the Amended Form 10-Q, we did not believe that our cash, short-term securities, and restricted cash were sufficient to fund our operations for the next 12 months, without raising additional capital in the near future. We have been executing a strategic plan to optimize our capital allocation and expense base since the fourth quarter of 2022, which has reduced our annual cash expenses year over year and which we expect will continue to reduce our cash expenses in 2024. We are also planning to integrate our regulated entities to reduce regulatory capital and insurance requirements. However, it is critical to our plan to mitigate our cash burn that we significantly expand our revenue base to be able to generate a sustainable operating profit. There is significant uncertainty associated with our expansion to new markets and the growth of our revenue base given the uncertain and rapidly evolving environment associated with crypto assets. Accordingly, we could not conclude, as of the date of the filing of the Amended Form 10-Q, that it was probable that we would be able to increase revenues substantially beyond levels that we have attained in the past in order to generate sustainable operating profit to continue doing business, and, as a result, we concluded these plans did not alleviate substantial doubt about our ability to continue as a going concern. We are seeking additional financing and evaluating financing alternatives in order to meet our cash requirements for the next 12 months. We cannot be certain that raising additional capital, whether through selling additional equity or debt securities or obtaining a line of credit or other loan, will be available to us or, if available, will be on terms acceptable to us. If we cannot continue as a viable entity, our stockholders would likely lose most or all of their investment in us.

For additional information, please see our other filings with the SEC that are incorporated by reference into this prospectus, including the Amended Form 10-Q and the risk factor entitled “We might not be able to continue as a going concern.” included under Part II, Item 1A therein.

Risk Factors Summary

Investing in our Class A common stock involves numerous risks and uncertainties, including the risks and uncertainties described in the section titled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks and uncertainties before investing in our securities. Below are some of these risks, any one of which could materially adversely affect our business, financial condition, results of operations, and prospects.

Risks Related to Our Business, Finances and Operations

•	Our business model is newly developed and may encounter additional risks and challenges as it grows.

•	Our platform is still in the early stages of its release and is largely untested.

•	Our ability to add additional functionalities and crypto assets to our platform may adversely affect future growth.

•	We have limited operating history and a history of operating losses.

•	We might not be able to continue as a going concern.

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If we are unable to attract, retain or grow our relationships with our existing clients and third-party custodians, our business, financial condition, results of operations and future prospects would be materially and adversely affected.

•	Excessive redemptions or withdrawals, or a suspension of redemptions or withdrawals, of crypto assets could adversely impact our business.

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Some of our current and prospective clients require the approval of their own regulators in order to deploy our solutions, especially our crypto solutions, and if they are unable to obtain those approvals on a timely basis, or at all, our results of operations and future prospects would be materially and adversely affected.

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A large percentage of our revenue is concentrated with a small number of clients; the loss of any such client would materially and adversely affect our business, financial condition, results of operations and future prospects. Moreover, because of our B2B2C go-to-market model, the loss of any client – regardless of the reason – increases the risk that the customers that originally emanated from that client will transition to another provider or stop doing business with us, which would harm our business.

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We may not realize the anticipated benefits of past or future investments, strategic transactions, or acquisitions – including our acquisition of Bakkt Crypto – and integration of these acquisitions may disrupt our business and management.

Risks Related to Crypto

•	Disruptions in the crypto market subject us to additional risks, including the risk that banks may not provide banking services to us.

•	There may be a general perception among regulators and others that crypto is used to facilitate illegal activity such as fraud, money laundering, tax evasion and ransomware scams.

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We rely on crypto custodial solutions and related technology, which may experience theft, employee or vendor sabotage, security and cybersecurity risks, system failures and other operational issues which could damage our reputation and brand.

•	Our failure to safeguard and manage our customers’ crypto could adversely impact our business, operating results, and financial condition.

•	Crypto does not have extensive historical precedent and distributed ledger technology continues to rapidly evolve.

•	We may encounter technical issues in connection with the integration of supported crypto assets and changes and upgrades to their underlying networks, which could adversely affect our business.

Risks Related to Regulation, Taxation and Laws

•	We are subject to extensive government regulation, oversight, licensure and appraisals and our failure to comply could materially harm our business.

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Regulatory regimes governing blockchain technologies and crypto are evolving and uncertain, and new legislation, regulations, guidance and enforcement actions have in the past required, and may in the future require us to alter our business practices.

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A crypto asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty, and if crypto assets on our platform are later determined to be securities, we may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.

•	We are subject to significant litigation risk and risk of regulatory liability and penalties. Any current or future litigation against us could be costly and time-consuming to defend.

Risks Related to Information Technology and Data

•	Actual or perceived cyberattacks, security incidents, or breaches could result in serious harm to our reputation, business and financial condition.

Risks Related to Risk Management and Financial Reporting

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If we are unable to maintain effective internal controls over financial reporting, we may be unable to produce timely and accurate financial statements, which could have a material effect on our business.

Risks Related to Our Securities

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The trading market for our securities has in the past been and could in the future be impacted by market volatility. Stock run-ups, divergences in valuation ratios relative to those seen during traditional markets, high short interest or short squeezes, and strong and atypical retail investor interest in the markets may impact the demand for our securities.

Corporate Information

Our principal executive offices are located at 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia 30009. Our telephone number is (678) 534-5849. Our website is https://www.bakkt.com. Information contained on, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING

Shares of Class A Common Stock outstanding prior to the exercise of the Warrants	95,418,117 shares of Class A Common Stock as of February 1, 2024.

Shares of our Class A Common Stock that may be issued upon exercise of the Warrants	7,140,808 shares

Shares of our Class A Common Stock outstanding after the exercise of the Warrants	102,558,925 shares

Use of Proceeds	We will receive up to an aggregate of approximately $82.1 million, assuming the exercise in full of all of the Warrants for cash. However, the exercise price of the Warrants is $11.50 per share, which exceeds $1.29, the closing price of our Class A common stock on the NYSE on February 5, 2024. The likelihood that warrant holders will exercise the Warrants and any cash proceeds that we would receive is dependent upon the market price of our Class A Common Stock. If the market price for our Class A Common Stock is less than $11.50 per share, we believe warrant holders will be unlikely to exercise their Warrants. We expect to use any net proceeds from the exercise of the Warrants for general corporate purposes. See the section titled “Use of Proceeds” for more information.

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our Class A Common Stock.

NYSE Symbol	“BKKT” for our Class A Common Stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our Quarterly Reports on Form 10-Q filed subsequently to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus. The risks described in these documents are not the only ones we face. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of the risks actually occur, our business, operating results, financial condition and prospects could be adversely affected. In that event, the market price of our securities could decline, and you could lose part or all of your investment. Please also carefully read the section titled “Forward-Looking Statements” and “Incorporation by Reference.”

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. You can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” the negative of such terms, and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our business. Forward-looking statements included or incorporated by reference into this prospectus may include, for example, statements about:

•	our future financial performance;

•	changes in the market for our products and services;

•	the expected impacts from the Bakkt Crypto Acquisition; and

•	expansion plans and opportunities.

These forward-looking statements are based on information available as of the date they were made and reflect management’s expectations, forecasts and assumptions as of such date, and involve a number of judgments, known and/ or unknown risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•	our ability to grow and manage growth profitably;

•	changes in our business strategy;

•	changes in the markets in which we compete, including with respect to our competitive landscape, technology evolution or changes in applicable laws or regulations;

•	changes in the markets that we target;

•	disruptions in the crypto market that subject us to additional risks, including the risk that banks may not provide banking services to us;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

•	the inability to launch new services and products or to profitably expand into new markets and services, or the inability to continue offering existing services or products;

•	the inability to execute our growth strategies, including identifying and executing acquisitions and our initiatives to add new clients;

•	our ability to achieve the expected benefits from the Bakkt Crypto Acquisition;

•	our failure to comply with extensive government regulation, oversight, licensure and appraisals;

•	the uncertain regulatory regime governing blockchain technologies and crypto;

•	the inability to develop and maintain effective internal controls and procedures;

•	the exposure to any liability, protracted and costly litigation or reputational damage relating to our data security;

•	the impact of any goodwill or other intangible assets impairments on our operating results;

•	the impact of any pandemics or other public health emergencies;

•	our inability to maintain the listing of our securities on the NYSE; and

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other risks and uncertainties indicated in this prospectus, including those set forth under “Risk Factors” and any risk factors described in any amendments or supplements to this prospectus and in the documents incorporated by reference herein.

USE OF PROCEEDS

We may receive up to approximately $82.1 million, assuming the exercise in full of all of the Warrants for cash. However, the exercise price of the Warrants is $11.50 per share, which exceeds $1.29, the closing price of our Class A Common Stock on the NYSE on February 5, 2024. The likelihood that warrant holders will exercise the Warrants and any cash proceeds that we would receive is dependent upon the market price of our Class A Common Stock. If the market price for our Class A Common Stock is less than $11.50 per share, we believe warrant holders will be unlikely to exercise their Associated Warrants. We expect to use any net proceeds from the exercise of the Warrants for general corporate purposes.

We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Class A Common Stock covered by this prospectus. We will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees, and fees of our counsel and our independent registered public accountants.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 24, 2023.

PLAN OF DISTRIBUTION

This prospectus relates to the offer by us of up to 7,140,808 shares of Class A Common Stock issuable upon the exercise of an aggregate of 7,140,808 Warrants, each of which is exercisable at a price of $11.50 per share.

We will receive up to an aggregate of approximately $82.1 million assuming the exercise in full of all of the Warrants for cash. The likelihood that warrant holders will exercise the Warrants and any cash proceeds that we would receive is dependent upon the market price of our Class A Common Stock. If the market price for our Class A Common Stock is less than $11.50 per share, we believe warrant holders will be unlikely to exercise their Warrants. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Class A Common Stock covered by this prospectus.

We intend to keep the registration statement of which this prospectus forms a part effective until the earlier of the issuance of all shares of Class A Common Stock pursuant to this prospectus and the expiration of the Warrants.

We will bear all costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees, and fees of our counsel and our independent registered public accountants.

Our Class A Common Stock is currently listed on the NYSE under the symbols “BKKT.”

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Austin, Texas.

EXPERTS

The consolidated financial statements of Bakkt Holdings, Inc., appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The financial statements of VPC Impact Acquisition Holdings as of October 14, 2021 and December 31, 2020 and for the period from January 1, 2021 through October 14, 2021 and for the period from July 31, 2020 (inception) through December 31, 2020 are incorporated by reference in this prospectus have been audited by WithumSmith+Brown, PC, the Company’s independent registered public accounting firm prior to the Business Combination, as set forth in their report thereon, and have been incorporated herein in reliance on such report given on the authority of said firm as experts in accounting and auditing.

The financial statements of Bakkt Crypto Solutions, LLC (f/k/a Apex Crypto LLC) as of December 31, 2022 and 2021 and for the years then ended incorporated by reference in this prospectus from the Current Report on Form 8-K/A filed by Bakkt Holdings, Inc. on April 18, 2023 have been audited by RSM US LLP, independent auditors, as stated in their report thereon, incorporated herein by reference. Such financial statements have been so incorporated in this prospectus in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at investors.bakkt.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents that are furnished rather than filed), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 24, 2023 (our “Annual Report”);

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2023, that are incorporated by reference into our Annual Report;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023, filed with the SEC on May 11, 2023 and August 10, 2023, respectively, and our Quarterly Report on Form 10-Q for the quarterly period ended September  30, 2023, filed with the SEC on November 14, 2023, as amended by our Quarterly Reports on Form 10-Q/A filed with the SEC on February  7, 2024, February  8, 2024 and February 14, 2024;

•

our Current Reports on Form  8-K filed with the SEC on March  9, 2023, April  3, 2023, April  19, 2023 and June 9, 2023 and on Form  8-K/A filed with the SEC on April  5, 2022, April  18, 2023 and February 14, 2024; and

•

the description of our securities contained in the Registration Statement on Form 8-A relating thereto, filed on October 15, 2021, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

10000 Avalon Boulevard, Suite 1000

Alpharetta, Georgia 30009

(678) 534-5849

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

	Amount to be Paid
SEC registration fee	$9,049.55	(1)
Printing and engraving expenses	$2,000.00
Accounting fees and expenses	$50,000.00
Legal fees and expenses	$10,000.00

Total	$71,049.55

(1)	Previously paid.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which they derived an improper personal benefit.

Any amendment, repeal or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment, repeal or elimination. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

In addition, our By-Laws provide that we will indemnify our directors and officers, and may indemnify our employees, agents and any other persons, to the fullest extent permitted by the DGCL. Our By-Laws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we have entered into or will enter into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses reasonably and actually incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions included in our Certificate of Incorporation, By-Laws and the indemnification agreements that we have entered into or will enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits

(a) Exhibits

EXHIBIT INDEX

Exhibit Number	Description

2.1†	Agreement and Plan of Merger, dated January 11, 2021, by and among the Company, Merger Sub, and the Company (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on January 11, 2021).

2.2	Amendment to Agreement and Plan of Merger, dated March 30, 2021 by and among the Company, Merger Sub, and the Company (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on March 31, 2021).

2.3	Amendment to Agreement and Plan of Merger, dated September 29, 2021 by and among the Company, Merger Sub, and the Company (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on September 30, 2021).

3.1	Certificate of Incorporation of the Company, as currently in effect (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on October 21, 2021).

3.2	By-Laws of the Company, as currently in effect (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed with the SEC on October 21, 2021).

4.1	Specimen Class A Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on October 21, 2021).

4.2	Specimen Warrant Certificate of the Company (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed with the SEC on October 21, 2021).

4.3	Warrant Agreement, dated September 22, 2020, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed with the SEC on September 28, 2020).

Exhibit Number	Description

4.4	Third Amended and Restated Limited Liability Company Agreement, dated October 15, 2021, by and among Opco and the Opco Equity Holders (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed with the SEC on October 21, 2021).

4.5	Registration Rights Agreement, dated as of April 1, 2023, by and between Bakkt Holdings, Inc. and Apex Fintech Solutions Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on April 3, 2023).

4.6	Amendment Agreement, dated as of August 9, 2023, by and among Bakkt Holdings, Inc., Apex Fintech Solutions Inc. and PEAK6 Investments LLC (incorporated by reference to Exhibit 4.2 to the Company’s Form 10-Q filed with the SEC on August 10, 2023).

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm of the Company.

23.2	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of VPC Impact Acquisition Holdings.

23.3	Consent of RSM US LLP, independent auditors of Bakkt Crypto Solutions, LLC (f/k/a Apex Crypto LLC).

23.4*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on the signature page to this registration statement).

107*	Filing Fee Table.

†	Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
*	Previously filed.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on February 14, 2024.

BAKKT HOLDINGS, INC.

By:	/s/ Gavin Michael
Gavin Michael
Chief Executive Officer and Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on February 14, 2024.

Signature	Title

/s/ Gavin Michael Gavin Michael	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Karen Alexander Karen Alexander	Chief Financial Officer (Principal Financial Officer)

/s/ Charles Goodroe Charles Goodroe	Chief Accounting Officer (Principal Accounting Officer)

* Sean Collins	Chair of the Board of Directors

* David C. Clifton	Director

* De’Ana Dow	Director

* Michelle J. Goldberg	Director

* Richard Lumb	Director

* Andrew A. Main	Director

* Jill Simeone	Director

* Gordon Watson	Director

*By:	/s/ Gavin Michael Attorney-in-Fact